                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our report dated September 10, 1999 (except for note
K, as to which the date is September 29, 1999) on the financial statements of InfoAccess, Inc. (which are not presented herein) for the year ended December 31, 1997, included in the Registration Statement and Prospectus on Form S-3 of IntraNet Solutions, Inc. We hereby consent to the use of the aforementioned report in the Registration Statement and Prospectus on Form S-3 of IntraNet Solutions, Inc. and to the use of our name as it appears under the caption "Experts."


                                          /s/ Grant Thornton LLP

Minneapolis, Minnesota
February 15, 2000